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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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RTW, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RTW, Inc.
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
(952) 893-0403
(800) 789-2242

NOTICE OF AND PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
JUNE 14, 2006

NOTICE
To the Holders of Common Stock of RTW, Inc.:
      The Annual Meeting of Shareholders of RTW, Inc. (“RTW”) will be held at the Crowne Plaza Hotel Minneapolis Airport West, 5401 Green Valley Drive, Bloomington, MN 55437, on Wednesday, June 14, 2006 at 2:00 p.m. Minneapolis time, for the following purposes:

1.	To elect two directors to serve until the 2009 Annual Meeting of Shareholders and one director to serve until the 2008 Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	To amend the RTW, Inc. 1994 and 2005 Stock Plans to eliminate the automatic annual grant of stock options to non-employee directors; and

4.	To consider and act on such other business as may properly come before the meeting.
      Our Board of Directors has fixed the close of business on April 21, 2006 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment or postponements thereof.

By Order of the Board of Directors

Alfred L. LaTendresse, Secretary
April 27, 2006
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

RTW, Inc.

PROXY STATEMENT

i

RTW, Inc.
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
(952) 893-0403
(800) 789-2242

PROXY STATEMENT

GENERAL INFORMATION
Annual Meeting of Shareholders
      This Proxy Statement is furnished to shareholders of RTW, Inc., a Minnesota corporation (“RTW” or “we”, “our” and “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Wednesday, June 14, 2006 at 2:00 p.m. Minneapolis time at the Crowne Plaza Hotel Minneapolis Airport West, 5401 Green Valley Drive, Bloomington, MN 55437, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to our shareholders on or about May 3, 2006.
Solicitation and Revocation of Proxies
      The costs and expenses of soliciting proxies will be paid by us. In addition to the use of the mail, proxies may be solicited by directors, officers and our employees personally or by telephone, but these persons will not be specifically compensated for such services.
      Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it before it is exercised either by submitting a new proxy bearing a date later than any prior proxy or by attending the meeting in person and completing a ballot at the meeting. All shares represented by timely, valid and un-revoked proxies will be voted at the Annual Meeting in accordance with the specifications indicated thereon. If not specified on a proxy, the proxy will be voted as recommended by the Board of Directors as described in this Proxy Statement.
      Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder and bring to the meeting a proxy issued in your name.
Voting Securities and Rights
      Only shareholders of record at the close of business on April 21, 2006 are entitled to vote at the Annual Meeting. On that date there were outstanding 5,199,590 shares of our common stock, no par value. Each holder of common stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A quorum, consisting of a majority of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.
      Under Proposal 1, each director nominee will be elected if approved by the affirmative vote of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Proposals 2, 3 and 4, presented to our shareholders at this Annual Meeting must be approved by the affirmative vote of a greater of (a) a majority of our common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of our common stock that would constitute a quorum for transacting business at the Annual Meeting of Shareholders. Under Proposal 1, each director nominee will be elected if approved by the affirmative vote of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Proposals 2 and 3 presented to our shareholders at this Annual Meeting will be approved by the affirmative vote of the greater of: (a) a majority of our common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of our common stock which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.
      If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by that proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor or against the matter. If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, these shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to these matters.
CORPORATE GOVERNANCE AND BOARD MATTERS
General
      Our Board of Directors is committed to sound and effective corporate governance practices. We regularly review our governance policies and practices, as well as the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission (“SEC”) and the new listing standards of The Nasdaq Stock Market (“Nasdaq”), and are taking steps to ensure compliance with the rules and regulations applicable to us. Our governance policies and procedures, as well as our current committee charters, are available to the public on our website at www.rtwi.com. These documents may also be obtained by written request sent to our Investor Relations Department at:

RTW, Inc.
Investor Relations Department
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
ir@rtwi.com
The Board, Board Committees and Meetings
      Meeting Attendance. Our Board of Directors meets regularly during the year to review matters affecting us and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our Annual Meeting of Shareholders. During 2005, the Board of Directors met ten times. Each of the directors attended at least 90% of the Board meetings. No director missed more than one of the committee meetings on which he or she served. All of our directors then serving attended our 2005 Annual Meeting of Shareholders.

      Committees of the Board of Directors. Our Board of Directors has established an Audit Committee, a Compensation Committee and a Governance/ Nominating Committee. The composition and function of each Committee is set forth below:

Governance/
Director	Audit	Compensation	Nominating

John O. Goodwyne	X		X
David C. Prosser
Gregory D. Koschinska	Chairman	X	X
William J. Deters	X	X	Chairman
Jeffrey B. Murphy
Vina L. Marquart		Chairman	X
John W. Prosser
Lyron L. Bentovim
      Audit Committee. The Audit Committee oversees our internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews any non-audit services performed by auditors to determine and maintain auditor independence, selects our independent auditors, reviews our audited financial statements prior to release to the public and conducts discussions with our independent auditors each quarter in connection with their quarterly review. Ernst & Young, LLP, our independent public accountants, report directly to the Audit Committee. Each of the members of the Audit Committee is independent as defined by Nasdaq listing standards and the Board of Directors has determined that Gregory D. Koschinska qualifies as an audit committee financial expert. The Audit Committee met five times during 2005. The Audit Committee operates under a written charter first adopted and approved by the Board of Directors on June 7, 2000 and most recently amended on October 26, 2005. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department. The report of the Audit Committee begins on page 6.
      Compensation Committee. Among other duties, the Compensation Committee reviews compensation of our officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of corporate bonus plans and determines bonuses and grants of stock options and reviews the performance of our President and Chief Executive Officer. The Compensation Committee also has the authority to make awards under, adopt and alter administrative rules and practices governing, our qualified or unqualified benefits plans, including stock option plans. Each of the Committee members is independent under Nasdaq listing standards. The Compensation Committee met six times during 2005. The Compensation Committee operates under a charter approved by the Board. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department. The report of the Compensation Committee begins on page 16.
      Governance/ Nominating Committee. The Governance/ Nominating Committee has been formed to approve the nomination of individuals to serve as directors for us and recommends to the Board individuals to serve as members of the Board committees; to advise the Board with respect to Board composition, procedures and committees; to advise the Board with respect to the corporate governance guidelines and corporate governance matters; and to oversee the evaluation of the Board. Each of its members is independent under Nasdaq listing standards. The Governance/ Nominating Committee operates under a written charter first adopted and approved by the Board on April 27, 2005. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department.
Director Independence
      The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of its directors and director nominees and has determined that David C. Prosser, John W. Prosser and Jeffrey B. Murphy, our President and Chief Executive Officer, do not qualify as “independent” directors. Each of John O. Goodwyne, Gregory D. Koschinska, William J. Deters, Vina L. Marquart and Lyron L. Bentovim qualify as “independent” under Nasdaq listing standards. Specifically, the Board has determined that:

•	Other than Mr. Murphy, no director is an officer or employee of RTW or its subsidiaries or affiliates;

•	No director has an immediate family member who is an officer of RTW or its subsidiaries or has any current or past material relationship with us;

•	No non-employee director has worked for, consulted with, been retained by, or received anything of substantial value from us aside from his or her compensation as a director during the past three years, except as follows:

•	David C. Prosser whose contract with RTW expired on March 31, 2004, but who continued to serve in an advisory role as Chairman Emeritus and was paid total fees of $100,000 per year, including director fees, until March 31, 2006; and

•	John W. Prosser who was employed by RTW from October 2003 to December 2003.

•	No director is, or was, within the past three years, employed by our independent auditors;

•	No executive officer serves on the compensation committee or the board of directors of any corporation that employs a director, nominee for director or a member of the immediate family of any director or nominee for director; and

•	No director is an executive officer of any entity which our annual sales to or purchases from exceeded five percent of our consolidated gross revenues for the last fiscal year.
Director Nominations
      During 2005, the Board of Directors established the Governance/ Nominating Committee to oversee identifying, recruiting and selecting nominees for election as directors. This committee considered candidates for Board membership suggested by other Board members, as well as by management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in our Bylaws as described in the section of this Proxy Statement entitled “Director Nominations by Shareholders.”
      Board Nominees for the 2006 Annual Meeting. The nominees for this 2006 Annual Meeting of Shareholders were approved by the Governance/ Nominating Committee. Two of the nominees, Mr. John O. Goodwyne and Mr. David C. Prosser were elected by shareholders at our 2003 Annual Meeting. The third nominee, Lyron L. Bentovim, was elected by our Board in April 2006 to fill a newly created directorship. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance/ Nominating Committee may choose to do so in the future.
      The Governance/ Nominating Committee was responsible for considering and selecting the nominees for election as directors at our Annual Meeting of Shareholders. The Board believes a nominee should possess, at a minimum, the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to Board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be able to understand and relate to RTW’s culture, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among Board members. Persons recommended by shareholders will be considered as nominees for directors in the same manner as other nominees.
      In addition, the Board believes that one or more of our directors should possess certain specific qualities or skills. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in the capital markets, accounting experience, financial experience, legal experience, marketing experience, understanding of the insurance industry in general and the workers’ compensation and disability sectors in particular, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission for purposes of the Sarbanes-Oxley Act of 2002.
Director Nominations by Shareholders
      Our Bylaws provide that a notice of proposed shareholder nominations for electing directors must be timely given in writing to our Secretary prior to the meeting at which directors are to be elected. The notice to us must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for electing the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. We may also require any proposed nominee to furnish other information reasonably required by us to determine the proposed nominee’s eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director. To be timely, the notice must be given by such shareholder to our Secretary not less than 60 days or more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting of Shareholders, or if the date of the Annual Meeting will be different, other dates specified by us. To be timely, shareholder nominations for the 2007 Annual Meeting of Shareholders by must be given to our Secretary between March 16, 2007 and April 15, 2007.
Remuneration of Members of the Board of Directors
      During 2005, we paid: (i) the Chairman of the Board an annual fee of $65,000; (ii) the Chairman of the Audit Committee an annual fee of $45,000; (iii) our Chairman Emeritus an annual fee of $100,000; (iv) non-employee Board members who require an extra day of travel to attend meetings an annual fee of $35,000; and (v) each other non-employee director an annual fee of $25,000. On March 28, 2006, the Board amended the compensation arrangement between RTW and the Chairman Emeritus. Beginning April 1, 2006, the Chairman Emeritus will receive the same compensation as the other non-employee directors, plus RTW-paid insurance in the amount of $5,000 per year.
      Under the terms of the 2005 director compensation plan, each non-employee director, other than the Chairman Emeritus, is granted an option to purchase 2,500 shares of common stock immediately following the Annual Meeting of Shareholders. On March 28, 2006, our Board of Directors and the Compensation Committee approved amending RTW’s 1994 and 2005 Stock Plans to eliminate the 2,500 share annual option grants to directors. The Board intends to grant annual stock options or restricted stock grants in a manner that the Board may determine annually. In lieu of receiving an annual option grant to non-employee directors, the Chairman Emeritus will receive the cash value of these options, payable in equal installments on the same vesting schedule as the non-employee director stock option grants. The exercise price of options granted is 100% of the fair market value of the common stock on the date of grant. Each option has a term of ten years and vests and becomes exercisable in three equal installments, with one-third of the shares underlying the option vesting as of the first, second and third annual anniversaries of the grant, if the non-employee director remains on or is re-elected to the Board. Options granted to non-employee directors may become fully vested under circumstances constituting a change in control.

      In 2005, we granted stock options to the following non-employee directors:

		Number of Shares
		of Common Stock	Exercise Price
Name	Date of Grant	Underlying Options	($/Share)

John O. Goodwyne	06/15/2005	2,500	$9.87
Gregory D. Koschinska	06/15/2005	2,500	$9.87
William J. Deters	06/15/2005	2,500	$9.87
Vina L. Marquart	06/15/2005	2,500	$9.87
John W. Prosser	06/15/2005	2,500	$9.87
Code of Ethics and Business Conduct
      We adopted a Code of Ethics and Business Conduct (“Code”) applicable to all of our directors, officers (including our President and Chief Executive Officer and Chief Financial Officer), employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by us and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code is available on our website (www.rtwi.com).
Report of the Audit Committee
      Our Audit Committee charter, a copy of which is available on our website (www.rtwi.com), sets forth the Committee’s purposes and responsibilities. The three members of the Committee are named below. Each member is independent, as defined by Nasdaq rules for independence of audit committee members. The Board has determined, in its business judgment that each member of the Committee is financially literate as required by Nasdaq and that Gregory D. Koschinska qualifies as an “audit committee financial expert” as defined by SEC regulations.
      The Audit Committee met five times during 2005. Our independent registered public accounting firm, Ernst & Young LLP (“E&Y”) was present at all of the meetings. At the end of each quarter, the Chairman of the Audit Committee discussed with E&Y its findings and procedures relative to its quarterly reviews. The Audit Committee and E&Y had one executive session to discuss full year results and two executive sessions to discuss quarterly results. These meetings and discussions were designed to facilitate and encourage communication between the Audit Committee and E&Y. In this context, the Audit Committee has reviewed the audited financial statements, discussed them with management and with E&Y. The Audit Committee further discussed the matters required by Statement on Auditing Standards (SAS) No. 61, as amended by SAS 89 and SAS 90 (Audit Committee Communications) with E&Y. In addition, the Audit Committee received the written disclosures required by Independence Standards Board No. 1 (independence discussions with Audit Committees) and discussed its independence from RTW and our management with E&Y.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of our Board of Directors:
GREGORY D. KOSCHINSKA, CHAIRMAN      JOHN O. GOODWYNE      WILLIAM J. DETERS
PROPOSAL ONE
ELECTION OF DIRECTORS
      Our Articles and Bylaws provide that we will be managed by or under the direction of a Board of Directors of not less than three or more than twelve directors, with the actual number of directors determined by the Board. The Board currently has eight directors. Directors are elected at the Annual Meeting of

Shareholders, except that vacancies on the Board of Directors between Annual Meetings and newly created directorships can be filled by vote of a majority of the directors then in office. Under our Articles, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class are elected for a term of three years.
      Two directors will be elected to serve until the 2009 Annual Meeting of Shareholders and one director will be elected to serve until the 2008 Annual Meeting of Shareholders. These directors will remain in office through their stated terms or until their successors are elected or they resign. The Board of Directors has nominated for election the persons named below, two of whom are currently directors who were elected at a prior Annual Meeting of Shareholders and one of whom was elected by our Board to fill a newly created directorship in April 2006. The three individuals named below have consented to being named as a nominee and have consented to serve, if elected for the terms indicated. It is the intention of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed). Information about the nominees and directors filling unexpired terms and not standing for re-election is set forth below. Unless otherwise indicated, each nominee and each continuing director has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If any nominee is unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend. Information regarding the persons nominated for election follows.
Nominees proposed for election to serve terms expiring in 2009:
      John O. Goodwyne, age 67, Chairman of the Board, became a director of the Company in December 2001. From 1974 to 2005, Mr. Goodwyne was the owner and President of J N Johnson Sales & Service Inc., a non-public local contractor for fire protection systems and distributor of fire extinguishers. In addition, since 1982, he has been owner and President of Low Voltage Contractors Inc., a non-public local contractor for installation and service of fire alarm, security and nurse call systems.
      David C. Prosser, age 81, Chairman Emeritus of the Board, became a director of RTW in 1983. Mr. Prosser previously served as Chairman of the Board from December 2001 through December 2003 and from 1983 until March 2000. Mr. Prosser served as President and Chief Executive Officer of RTW from its formation in 1983 until January 1998. Mr. Prosser was owner and President of Vocational Personnel Services, Inc., which merged into RTW in 1986.
Nominee proposed for election to serve term expiring in 2008:
      Lyron L. Bentovim, age 36, became a director of the Company in April 2006. Mr. Bentovim has been a Managing Director of SKIRITAI Capital LLC since 2002. From 2000 to 2001, he served as President and CEO of WebBrix, Inc., a private company that provided physical space to online retailers, and as a Senior Engagement Manger with strategy consultancies USWeb/ CKS, the Mitchell Group and McKinsey & Company. Mr. Bentovim is also a director of Argonaut Technologies, Inc. and Three Five Systems, Inc.
OUR BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS
VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE

Directors serving unexpired terms:
      Jeffrey B. Murphy, age 44, was elected President and Chief Executive Officer in December 2003. He served as our Chief Financial Officer, Treasurer and Secretary from February 2000 until December 2003 and as Controller of the Company from October 1994 through January 2000. Mr. Murphy was the Corporate Controller and held other management positions for Midcontinent Media, Inc., a non-public company, from 1989 to 1994 and served in various financial audit positions with Grant Thornton LLP, a regional public accounting and consulting firm, from 1983 to 1989. The Board elected Mr. Murphy as a director in March

2004. The shareholders elected Mr. Murphy to a three-year term at the 2004 Annual Meeting. Mr. Murphy’s term as a director expires in 2007.
      Gregory D. Koschinska, age 60, became a director of RTW in December 2001. He is a principal of Stoney Cove Enterprises, LLC, a non-public, financial consulting firm. Mr. Koschinska is a retired Partner from Larson, Allen, Weishair & Co. a regional public accounting and consulting firm, where he worked from 1974 until retiring in 2002. Mr. Koschinska serves on the board of directors of two entrepreneurial companies and on the advisory board for two others. Mr. Koschinska’s term as a director expires in 2007.
      Vina L. Marquart, age 54, became a director of RTW in May 2002. Since 2003, Ms. Marquart has been employed as a public health nurse for Carver County, Minnesota. Ms. Marquart worked for RTW from 1983 through March 2002. Ms. Marquart served as RTW’s Vice President of Human Resources from February 2000 until March 2002. Prior to that time, she held various management positions within RTW including Operations Manager, General Manager of the Minnesota office and National Director of Case and Claim Management. Ms. Marquart is a Registered Nurse. Ms. Marquart’s term as a director expires in 2007.
      William J. Deters, age 69, became a director of RTW in May 2002. Mr. Deters is currently a director/advisor to entrepreneurial companies and an executive coach. Mr. Deters founded Apartment Search Inc., a private company in the apartment locating, advertising and marketing business, and served as its President and Chief Executive Officer from March 1986 through its sale to Times Mirror in December 1996. Mr. Deters also served as Vice Chairman to Apartment Search Inc. in its transition to Times Mirror from December 1996 to December 1997. Prior to that time, Mr. Deters also founded or co-founded and served in executive capacities for several companies including North Atlantic Technologies, Inc., a manufacturer of heat recovery equipment, and Great Places, Inc., a real estate development company. Mr. Deters’ term as a director expires in 2008.
      John W. Prosser, age 43, became a director of RTW in May 2002. Mr. Prosser was employed by us from October 2003 to December 2003 as a Vice President. Mr. Prosser has been the owner and President of Automotive Concepts, Inc., a private automobile and van aftermarket customization, conversion and restoration service, since 1988. Mr. Prosser also serves on the board of Relate Counseling, a not-for-profit organization. John W. Prosser is the son of David C. Prosser. Mr. Prosser’s term as a director expires in 2008.

PROPOSAL TWO
APPOINTMENT OF INDEPENDENT AUDITORS
      At the Annual Meeting, a resolution will be presented to ratify the appointment by our Board of Directors of Ernst & Young LLP (“E&Y”), as independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2006 and to perform other accounting services as determined by our Audit Committee. E&Y has audited our financial statements as of and for the years ended December 31, 2001 through 2005.
      E&Y has advised the Board that it has no direct financial interest or material indirect financial interest in RTW. Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to any questions you may have.
Principal Accountant Fees and Services
      In connection with the fiscal years ended December 31, 2005 and 2004, E&Y provided various audit and non-audit services to us and billed for those services as follows:

•	Audit Fees. Fees for audit services totaled $224,500 and $215,000 in 2005 and 2004, respectively, including fees for the annual audit, reviews of our Quarterly Reports on Form 10-Q, meetings with the audit committee and reviews of S-8 registration statements filed by us.

•	Audit Related Fees. Fees for audit related services totaled $10,700 in 2005. There were no audit related fees in 2004 provided by E&Y.

•	Tax Fees. Fees for tax services, including preparing the corporate income tax returns and related filings and other tax compliance assistance, totaled $0 and $43,500 in 2005 and 2004, respectively. (The Company retained another accounting firm to prepare the 2004 income tax returns.)

•	All Other Fees. There were no other services provided by E&Y in either 2005 or 2004, not included above.
      The Audit Committee pre-approves all audit and permissible non-audit services provided by E&Y on a case-by-case basis, except that the Audit Committee may delegate the authority to pre-approve any engagement or service of less than $10,000 to one of its members, provided the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee, under its pre-approval process, has approved all of the services provided by E&Y during 2005 and 2004, including services related to the audit and tax fees. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of E&Y and determined that these services did not adversely affect the independence of E&Y.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

PROPOSAL THREE
APPROVAL OF AN AMENDMENT TO THE RTW, INC. 1994 AND 2005 STOCK PLANS REMOVING AUTOMATIC STOCK OPTION GRANTS TO DIRECTORS UNDER THE PLANS
      Under the terms of the 1994 and the 2005 Plans, each non-employee director is automatically granted an option to purchase 2,500 shares on the date of the Annual Meeting of Shareholders. Under the terms of the 2005 Stock Plan, beginning in 2007 or such earlier date as the Board terminates the comparable provisions in Section 5(k) of the 1994 Stock Plan, each year on the date of the Annual Meeting of Shareholders, each director who is not an employee of the RTW and is serving as a member of the Board of Directors of RTW immediately following the Annual Meeting, will automatically, without any Committee action, be granted a Stock Option to purchase 2,500 shares of our common stock at an option price equal to fair market value.
      On March 28, 2006, the Board of Directors and Compensation Committee approved amending the 1994 and 2005 Stock Plans to eliminate the 2,500 share annual grant to directors. The Board intends to grant annual stock options or restricted stock grants in the near future in a manner that the Board determines appropriate for companies comparable to RTW. For calendar year 2006, the Board intends to grant non-qualified stock options representing 4,000 shares to each of the non-employee directors, other than Mr. David Prosser, who will receive an equivalent cash allotment payable over a three year period. The exercise price the options granted would be 100% of fair market value of the common stock on the date of grant. Each option would have a term of 10 years and vest and become exercisable in three equal installments, with one-third of the shares underlying the option vesting as of the first, second, and third anniversary of the grant, if the non-employee director continues to serve as a director or is re-elected to the Board. Upon termination of a person’s service as a director of RTW, that person would be allowed to exercise the Stock Option for a period of one year after the date on which he or she ceased to serve as a director, after which date the Stock Option, if not exercised, will terminate.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
THE PROPOSAL TO AMEND THE RTW, INC. 1994 AND 2005 STOCK PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table
      The following table sets forth certain information as of April 21, 2006 with respect to our common stock beneficially owned by: (i) each director and director nominee; (ii) each person known to us who beneficially owns more than five percent of our common stock; (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”); and (iv) all executive officers and directors as a group.

	Amount and Nature		Percentage of
	of Beneficial		Outstanding
Name and Address of Beneficial Owner	Ownership (1)(2)(3)		Shares(2)

Dimensional Fund Advisors, Inc.	484,234	(4)	9.3%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Lyron L. Bentovim	481,000	(5)	9.3%
SKIRITAI Capital LLC 388 Market Street, Suite 700 San Francisco, CA 94111
First Wilshire Securities Management, Inc.	472,745	(6)	9.1%
600 South Lake Street, Suite 100 Pasadena, CA 91106
David C. Prosser	427,588	(7)	8.2%
20645 Radisson Road Shorewood, MN 55331
John W. Prosser	388,281	(8)	7.5%
6358 Oxbow Bend Chanhassen, MN 55317
Jeffrey B. Murphy	184,687		3.4%
Alfred L. LaTendresse	108,417	(9)	2.1%
Patricia M. Sheveland	51,926		1.0%
Keith D. Krueger	51,637		1.0%
William J. Deters	47,775	(10)	*
John O. Goodwyne	35,925		*
David M. Dietz	34,405		*
Vina L. Marquart	32,303		*
Gregory D. Koschinska	16,900		*
Thomas J. Byers	1,250		*
All executive officers and directors as a group (13 persons)	1,862,094		33.4%

*	Indicates ownership of less than one percent.

(1)	Unless noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of April 21, 2006 are treated as outstanding only when determining the amount and percent owned by such person.

(3)	Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of April 21, 2006: Mr. John Prosser, 7,500 shares; Mr. Murphy, 160,341 shares; Mr. LaTendresse, 62,500 shares; Ms. Sheveland, 47,329 shares; shares; Mr. Krueger, 32,250 shares; Mr. Deters, 7,500 shares; Mr. Goodwyne, 10,000 shares Mr. Dietz, 34,400 shares; Ms. Marquart, 7,500,

Mr. Koschinska, 10,000 shares; Mr. Byers, 1,250 shares; and all executive officers and directors as a group, 380,570 shares. Also includes shares held in our KSOP plan as follows: Mr. Murphy, 302 shares; Mr. LaTendresse, 8 shares, Ms. Sheveland, 2,743 shares, Mr. Krueger, 36 shares and Mr. Dietz, 5 shares.

(4)	Based on a Schedule 13F dated December 31, 2005 filed with the Securities and Exchange Commission.

(5)	Based on a Schedule 13G dated December 31, 2005 filed with the Securities and Exchange Commission.

(6)	Based on a Schedule 13F dated December 31, 2005 filed with the Securities and Exchange Commission.

(7)	Includes 126,532 shares held jointly by Mr. Prosser with his wife. Also includes 7,724 shares held by the David C. Prosser 1995 Unitrust and 14,177 shares held by the David C. Prosser 1996 Unitrust. Mr. Prosser’s daughter, Pamela Prosser Snyder, is the trustee of each of the above-mentioned Unitrusts.

(8)	Includes: (i) 31,725 shares owned by Polly Jane Wolner Children’s Trust; and (ii) 5,775 shares owned by Polly J. Wolner 1994 Irrevocable Trust for which John W. Prosser acts as trustee. John W. Prosser disclaims any beneficial ownership for shares held by these trusts.

(9)	Includes 11,500 shares owned by Mr. LaTendresse’s wife and 2,625 shares held by a trust for Mr. LaTendresse’s child, with respect to which Mr. LaTendresse disclaims beneficial ownership.

(10)	Includes 15,200 shares owned by W.G Securities Limited partnership, 100% owned by Mr. Deters and his wife, 5,475 shares owned by Mr. Deters’ wife, with respect to which Mr. Deters disclaims beneficial ownership and 19,600 shares owned by Deters Charitable Remainder Unit Trust, for which Mr. Deters serves as the Trustee.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of common stock and other RTW equity securities on a Form 4 or a Form 5. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with all Section 16(a) forms they file. Under SEC rules, certain forms of indirect ownership and ownership of our stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 2005 were timely filed except as follows: (1) the exercise of a stock option and sale thereof by Mr. LaTendresse on January 19, 2005 reported late on Form 4 on January 24, 2005; (2) the exercise of a stock option and sale thereof by Mr. LaTendresse on February 23, 2005 reported late on Form 4 on February 28, 2005; (3) the acquisition of common stock by the Deters Charitable Remainder Trust on February 23, 2005 reported late on Form 4 on February 28, 2005; (4) the sale of common stock by Ms. Marquart on February 23, 2005 reported late on Form 4 on February 28, 2005; (5) the acquisition of common stock by the Deters Charitable Remainder Trust on March 11, 2005 reported late on Form 4 on March 16, 2005; (6) the sale of common stock by Mr. David C. Prosser on March 31, 2005 reported late on Form 4 on April 6, 2005; (7) the sale of common stock by Mr. John W. Prosser on May 16, 2005 reported late on Form 4 on May 23, 2005; (8) the sale of common stock by Ms. Marquart on July 13, 2005 reported late on Form 4 on July 20, 2005; and (9) the sale of common stock by Mr. John W. Prosser on August 29, 2005 reported late on Form 4 on September 1, 2005.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
      We have six executive officers, Jeffrey B. Murphy, Alfred L. LaTendresse, Keith D. Krueger, David M. Dietz, Patricia M. Sheveland and Thomas J. Byers. Information about Jeffrey B. Murphy, our President and Chief Executive Officer, may be found under the heading “Directors serving unexpired terms.”
      Alfred L. LaTendresse, age 57, has been with RTW since December 2001 and also served with us from June 1990 to December 1998. He rejoined us in December 2001 as Executive Vice President and further assumed the roles of Chief Financial Officer, Treasurer and Secretary in December 2003. Mr. LaTendresse served as Chief Operations Officer and Chief Financial Officer for Headwater Systems, Inc., a non-public radio frequency identification technology company, from June 1999 to December 2001. Mr. LaTendresse initially joined RTW as Chief Financial Officer in 1990 and later became Secretary and Treasurer. Mr. LaTendresse departed RTW in December 1998. Mr. LaTendresse served as a Director of RTW from July 1993 until January 1995 and from December 2001 to March 2004. Mr. LaTendresse is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants.
      Thomas J. Byers, age 51, joined us in October 2005 as Executive Vice President — Sales and Marketing. Mr. Byers previously served as Vice President, Sales and Marketing for DirectCompRx from 2004 to 2005. In addition, Mr. Byers has held executive positions as Vice President, Sales and Marketing and Director of Business Development for GatesMcDonald from 1999 to 2004 and as President of Anthem Comp Services, a subsidiary of Anthem Blue Cross Blue Shield from 1997 to 1999. Mr. Byers has been in the risk management and insurance industry since 1986. Prior to that time, he was a world-class professional athlete.
      Patricia M. Sheveland, age 47, was appointed Vice President — Case and Claim Management in January 2002. Ms. Sheveland joined RTW in April 1990 and has held various management positions of increasing importance including General Manager of Operations in the Colorado regional office and Director of Operations for the Colorado, Michigan and Massachusetts regions. Prior to joining RTW, Ms. Sheveland worked as an Occupational Nurse for Kmart Corporation. Ms. Sheveland is a Registered Nurse.
      Keith D. Krueger, age 48, joined RTW in September 1998 as the Director of Underwriting and Pricing for our Minnesota regional office. He was promoted to companywide Director of Underwriting Services in October 1999 and served in this capacity until being promoted to Vice President — Underwriting and Sales in March 2002 (later renamed Vice President — Insured Products in December 2003). Prior to joining RTW, Mr. Krueger was a commercial lines underwriting manager for Citizens Security Mutual Insurance from June 1997 to August 1998. From March 1995 to May 1997, Mr. Krueger was Vice President — Underwriting and Marketing for American West Insurance. He is a member of the American Institute for Property and Liability Underwriters and holds the CPCU designation.
      David M. Dietz, age 39, was named Vice President — Business Development in October 2005 (previously, Vice President — Absentia in January 2005 and Vice President — Alternative Products in December 2003. He joined RTW in July 2002 as the companywide Director of Self-Insured Services. Mr. Dietz came to us with fourteen years of experience in the insurance industry. Prior to joining RTW, Mr. Dietz served as Senior Vice President, Marketing and Technical Sales for Paradigm, a subsidiary of Benfield Blanch, Inc. from September 2000 to July 2002. Mr. Dietz also served in various management roles for EBI Companies, Citizens Management, Inc., TIG Insurance and Sentry Insurance from 1989 to 2000.

Executive Compensation
      The following table shows, for the fiscal years ending December 31, 2005, 2004 and 2003, cash and other compensation paid by us to the five most highly compensated executives in 2005 including Mr. Murphy, Mr. LaTendresse, Ms. Sheveland, Mr. Krueger and Mr. Dietz (the “Named Executive Officers”).
Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards
					Securities
				All Other	Underlying
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Options (#)

Jeffrey B. Murphy,	2005	$268,750	$100,598	$6,300	10,000
President and Chief Executive Officer	2004	250,000	19,092	6,150	115,000
	2003	174,945	16,133	5,732	15,000
Alfred L. LaTendresse,	2005	200,600	70,079	6,300	10,000
Executive Vice President, Chief	2004	201,200	21,826	6,150	15,000
Financial Officer, Treasurer and	2003	201,200	19,010	6,000	15,000
Secretary
Keith D. Krueger	2005	166,250	64,697	6,300	10,000
Vice President — Insured Products	2004	151,250	15,278	4,995	15,000
	2003	140,000	12,554	4,577	8,300
Patricia A. Sheveland,	2005	162,500	64,851	3,506	10,000
Vice President — Case and Claim	2004	152,650	15,889	3,487	15,000
Management	2003	145,600	13,816	2,184	14,900
David M. Dietz	2005	162,500	64,813	6,300	10,000
Vice President — Business Development	2004	152,300	15,622	5,037	9,500
	2003	143,150	6,150	3,758	2,400

(1)	Bonuses for 2005 include $100,598, $70,079, $64,697, $64,851 and $64,813 paid to Mr. Murphy, Mr. LaTendresse, Mr. Krueger, Ms. Sheveland and Mr. Dietz, respectively, under our 2004 Annual Profit Sharing Plan.

Bonuses for 2004 include $19,092, $21,826, $15,278, $15,889 and $15,622 paid to Mr. Murphy, Mr. LaTendresse, Mr. Krueger, Ms. Sheveland and Mr. Dietz, respectively, under our 2003 Annual Profit Sharing Plan.

Bonuses for 2003 include $16,133, $19,010, $12,554, $13,816 and $6,150 paid to Mr. Murphy, Mr. LaTendresse, Mr. Krueger, Ms. Sheveland and Mr. Dietz, respectively, under our 2002 Annual Profit Sharing Plan.

(2)	All other compensation for 2005 includes matching 401(k) contributions of $6,300, $6,300, $6,300, $3,506 and $6,300 for Mr. Murphy, Mr. LaTendresse, Mr. Krueger, Ms. Sheveland and Mr. Dietz, respectively.

All other compensation for 2004 includes matching 401(k) contributions of $6,150, $6,150, $4,995, $3,487 and $5,037 for Mr. Murphy, Mr. LaTendresse, Mr. Krueger, Ms. Sheveland and Mr. Dietz, respectively.

All other compensation for 2003 includes matching 401(k) contributions of $5,732, $6,000, $4,577, $2,184 and $3,758 for Mr. Murphy, Mr. LaTendresse, Mr. Krueger, Ms. Sheveland and Mr. Dietz, respectively.

Option Grants During Fiscal Year
      The following table contains information concerning grants of stock options to the Named Executive Officers during fiscal year ended December 31, 2005:

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
		% of Total	Exercise		Price Appreciation for
		Options Granted	Price Per		Option Term (1)
	Options	to Employees in	Share	Expiration
Name	Granted	2005	($/Share)	Date	5%	10%

Jeffrey B. Murphy	10,000	15.4%	$8.81	2/9/2015	$55,406	$140,409
Alfred L. LaTendresse	10,000	15.4%	8.81	2/9/2015	55,406	140,409
Patricia M. Sheveland	10,000	15.4%	8.81	2/9/2015	55,406	140,409
Keith D. Krueger	10,000	15.4%	8.81	2/9/2015	55,406	140,409
David M. Dietz	10,000	15.4%	8.81	2/9/2015	55,406	140,409

(1)	Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and our future performance. There is no assurance that the actual value realized will approximate the amounts reflected in this table.
Aggregated Option Exercises in 2005 and Option Values as of December 31, 2005
      The following table indicates the exercise of stock options during the fiscal year ended December 31, 2005 and the value of stock options by Named Executive Officers.

				Value of Unexercised In-
	Shares		Underlying Unexercised	The-Money Option at Fiscal
	Acquired on		Options at Fiscal Year-End	Year-End ($)
	Exercise	Value	Exercisable/Unexercisable	Exercisable/Unexercisable
Name	(#)	Realized($)	(#)	(1)

Jeffrey B. Murphy	—	—	148,882/45,000	$489,000/$133,550
Alfred L. LaTendresse	27,000	$216,484	66,000/5,000	$384,650/$2,350
Keith D. Krueger	15,800	116,057	22,050/5,000	$48,850/$2,350
Patricia M. Sheveland	19,900	173,269	37,339/5,000	$72,720/$2,350
David M. Dietz			24,400/5,000	$101,916/$2,350

(1)	Value of unexercised options was calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2005 and the exercise price of the options. Fair market value was determined based on a per share price of $9.28, which was the closing price for our common stock on December 31, 2005, the last trading day in our fiscal year.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2005. Our 1994 Stock Plan and 2005 Stock Plan are the only equity compensation plans and are “employee benefit plans” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Number of Shares of
	Number of Shares of		Common Stock
	Common Stock to be	Weighted-Average	Remaining Available
	Issued Upon Exercise of	Exercise Price of	for Future Issuance
Equity Compensation Plans	Outstanding Options,	Outstanding Options,	Under Equity
Approved by Shareholders(1):	Warrants and Rights	Warrants and Rights	Compensation Plans(2)

1994 Stock Plan	550,738	$6.59	148,184
2005 Stock Plan	15,000	$11.72	285,000

(1)	There are no equity compensation plans not approved by shareholders.

(2)	Excludes shares listed in the first column.
Comparative Stock Performance
      The Securities and Exchange Commission requires that we include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by us. We have chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Insurance Stock Index as our peer group index. The table below compares the cumulative total return as of the end of each of our last five fiscal years on $100 invested as of December 31, 2000 in our common stock, the Nasdaq Stock Market Index and the Nasdaq Insurance Stock Index, assuming the reinvestment of all dividends:

	12/31/00	12/29/01	12/31/02	12/31/03	12/31/04	12/31/05

RTW, Inc.	$100.00	$26.74	$20.06	$76.89	$111.27	$110.79
Nasdaq Stock Market (U.S.)	$100.00	$79.32	$54.84	$81.99	$89.23	$91.12
Nasdaq Insurance Stocks	$100.00	$107.18	$108.02	$133.48	$162.05	$181.62
Employment Agreements
      Jeffrey B. Murphy. On March 28, 2006, RTW and Mr. Jeffrey B. Murphy, President and Chief Executive Officer, entered into an employment agreement that has an initial term beginning March 28, 2006 and continuing through March 31, 2007. Under this agreement, Mr. Murphy receives an annual base salary of $350,000, subject to review annually for increase by our Board of Directors. In addition to base salary, Mr. Murphy is eligible for bonuses, expense reimbursements and health, dental, life and disability insurance consistent with that provided to other officers and employees. Additionally, we agreed to provide Mr. Murphy with a $2.0 million term life insurance policy for the benefit of his wife and family and granted him a stock option on 10,000 shares, vesting one third upon grant, and one third on each of the first and second anniversary of the grant. The agreement will be extended for one year unless, at least 60 days prior to the anniversary of the agreement, either Mr. Murphy or RTW delivers to the other written notice of the intent not to extend the term of employment. In the event the agreement is terminated or not renewed by RTW without cause or by Mr. Murphy for good reason, Mr. Murphy would be entitled, for a period of nine months, to receive his salary, participate in our benefit plans and to receive $25,000 in outplacement service payments.

Compensation Committee Independence and Insider Participation in Compensation Decisions
      The Compensation Committee of the Board of Directors administers our executive compensation programs. The Committee is currently composed of independent, non-employee directors, none of whom was at any time during the past fiscal year an officer or employee of RTW. Ms. Marquart was an officer of RTW until her resignation on March 31, 2002.
Report of the Compensation Committee
      This is a report of our Compensation Committee of the Board of Directors, which is comprised of Ms. Marquart (Chairman), and Messrs. Koschinska and Deters, each of whom are non-employee directors. This report is not deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not otherwise deemed to be filed under either Act.
      The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of our executive officers. It also administers and grants awards under the 1994 and the 2005 Stock Plans.
      Our policy with respect to compensating executive officers is based upon the following principles: (1) executive base compensation levels should be established by comparing job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and (2) variable compensation should be established to provide incentive to improve performance and shareholder value. In determining executive officers’ annual compensation, the Compensation Committee considers the overall performance of RTW, as well as the particular executive officer’s position and the executive officer’s performance. Rather than applying a formulaic approach to determining annual compensation, the Compensation Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.
      During 2005, salaries of executive officers, including our President and Chief Executive Officer, were set at levels that recognized salary rates in the industry. We believe that these salaries approximate the salaries of similarly situated individuals at comparable companies. Mr. Murphy’s base salary was set at $275,000 on April 1, 2005 and subsequently increased to $350,000 on March 28, 2006, to recognize the successful increase in service revenue, the related launch of our Absentiasm Division and RTW’s exceeding profitability goals for 2005.
      Executive officers are all eligible for bonuses under our bonus plan, approved by the Compensation Committee and the Board of Directors. The plan is based upon RTW’s overall performance plus completing certain agreed upon goals. For 2005, the Compensation Committee established performance goals, based upon achieving pre-tax income levels, at which cash bonuses would be paid. Based upon realizing these goals, the Compensation Committee and the Board granted Mr. Murphy a $122,738 bonus for 2005, payable in 2006. The Compensation Committee has established specific performance goals as well as an overall plan for 2006 upon which cash bonuses will be paid. For 2004, the Compensation Committee established performance goals at which cash bonuses would be paid. Based upon realizing these goals, the Compensation Committee and the Board granted Mr. Murphy a $100,598 bonus for 2004, payable in 2005.
      We provide long-term incentives to our executives and tie a portion of executive compensation to our performance through grants of stock options under the RTW, Inc. 1994 and 2005 Stock Plans. As part of Mr. Murphy’s employment contract, in March 2004 we granted Mr. Murphy a stock option to purchase 100,000 shares for his services as President and Chief Executive Officer. Further, the Committee, in 2006 and 2005, granted Mr. Murphy options to purchase 10,000 shares each year under our bonus plans for 2005 and 2004. In addition, the Committee, in 2004, granted Mr. Murphy an option to purchase 15,000 shares under our bonus plan for 2003. The Committee believes these grants are appropriate to compensate Mr. Murphy for his performance during 2005 and 2004 and for his position and believe that the grants provide Mr. Murphy an additional incentive to improve our performance and the performance of our common stock.

Submitted by the Compensation Committee of the Board of Directors:
VINA L. MARQUART, CHAIRPERSON      GREGORY D. KOSCHINSKA      WILLIAM J. DETERS
Certain Transactions
      David C. Prosser, currently Chairman Emeritus of the Board, previously served as Chairman, including during the period from December 2001 through December 2003. During each of 2004 and 2005, while serving as Chairman Emeritus, Mr. Prosser provided additional advisory consulting and “coaching” services to RTW, including meeting with members of our management team and claims administration teams. Mr. Prosser was paid $100,000 per year in his role as Chairman Emeritus and for his role in providing these advisory services. Beginning April 1, 2006, Mr. Prosser began receiving compensation substantially equivalent to the other non-employee directors. See “Remuneration of Member of the Board of Directors”.
OTHER INFORMATION
Annual Report
      Our Annual Report for the fiscal year ended December 31, 2005, which includes our Annual Report on Form 10-K as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of our Annual Report on Form 10-K, excluding exhibits, but including financial statements and financial statement schedules, may be obtained by shareholders without charge upon written request to our Secretary at the address indicated in this Proxy Statement. Copies of the Annual Report on Form 10-K, including exhibits, are available on our website (www.rtwi.com) or the SEC’s website (www.sec.gov).
Proposals of Shareholders
      The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. We expect that our 2007 Annual Meeting of Shareholders will be held on or about June 13, 2007. Our Secretary must receive any shareholder proposal intended to be included in our proxy material for the 2007 Annual Meeting of Shareholders, no later than the close of business on January 3, 2007.
      In addition, our Bylaws contain a properly brought business provision. Under the bylaws, business must be of a nature that is appropriate for consideration at a regular meeting and must be: (i) specified in the notice of meeting; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder. To be timely, the notice must be given by such shareholder to our Secretary not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting, or if the date of the Annual Meeting will be different, the other dates specified by us. To be timely, shareholder proposals for the 2007 Annual Meeting of Shareholders must be given to our Secretary between March 16, 2007 and April 15, 2007. Each notice by a shareholder must set forth: (i) a brief description of the business desired to be brought forth; (ii) the name and address of the shareholder proposing the business; (iii) the number of shares owned by the shareholder; and (iv) any material interest of the shareholder in the business proposed.
      A shareholder who wishes to make a proposal for consideration at the 2007 Annual Meeting, but does not seek to include the proposal in our proxy material, must notify our Secretary. The notice must be received no later than March 19, 2007. If the notice is not timely, then the persons named on our proxy card for the 2007 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Contacting the Board of Directors
      Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at:

RTW, Inc.
c/o Corporate Secretary
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
      All communications will be received and processed by the Corporate Secretary. Communications received in writing will be distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received.
Other Matters
      The Board of Directors is not aware of any matter, other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended, that will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxies shares in accordance with their best judgment on such matters.
      It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.

By Order of the Board of Directors

Alfred L. LaTendresse, Secretary
April 27, 2006

RTW, Inc.
ANNUAL MEETING OF SHAREHOLDERS
June 14, 2006
2:00 PM
Crowne Plaza Hotel – Minneapolis Airport West
5401 Green Valley Drive
Bloomington, Minnesota 55437

RTW, Inc. 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437	proxy

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
The undersigned hereby appoints John O. Goodwyne and Alfred L. LaTendresse, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of RTW, Inc. of record in the name of the undersigned at the close of business on April 21, 2006, at the Annual Meeting of Shareholders to be held on June 14, 2006, or at any adjournment or adjournments, hereby revoking all former proxies.
See reverse for voting instructions.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 John O. Goodwyne (three-year term) 02 David C. Prosser (three-year term) 03 Lyron L. Bentovim (two-year term)	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of Ernst & Young LLP as independent auditors of the Company for year ending December 31, 2006.	☐	For	☐	Against	☐	Abstain
3.	To amend the RTW, Inc. 1994 and 2005 Stock Plans to eliminate the automatic annual grant of stock options to non-employee directors.	☐	For	☐	Against	☐	Abstain
4.	In their discretion upon any other matters coming before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” SUCH PROPOSALS IF THERE ARE NO SPECIFICATIONS.

Address Change? Mark Box    ☐    Indicate changes below:

Date

Signature(s) in Box
Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.